UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report April 4, 2005
(Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	0-25551	94-2213782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

666 Grand Avenue, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 242-4300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

MidAmerican Energy Holdings Company (“MidAmerican”) reports that its wholly-owned indirect subsidiaries CE Electric UK Funding Company, Northern Electric Distribution Limited and Yorkshire Electricity Distribution plc have entered into a five-year, £100.0 million committed revolving credit facility agreement, which replaces the £100.0 million committed facility agreement which had been provided by MidAmerican to CE UK Funding Company in October, 2004.

Item 9.01 - Financial Statements and Exhibits.

(c)	Exhibits

99.1
Facility Agreement dated 4 April 2005 made between CE Electric UK Funding Company (the “Company”), the subsidiaries of the Company listed in Part 1 of Schedule 1, Lloyds TSB Bank plc and The Royal Bank of Scotland plc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidAmerican Energy Holdings Company
(Registrant)
Date: April 20, 2005
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1
Facility Agreement dated 4 April 2005 made between CE Electric UK Funding Company (the “Company”), the subsidiaries of the Company listed in Part 1 of Schedule 1, Lloyds TSB Bank plc and The Royal Bank of Scotland plc.